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                                                                   Exhibit 10(i)
                                                                   -------------

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This Amended and Restated Employment Agreement ("Agreement") is being executed as of December 1, 2000 (the "Effective Date"), between Enviro-Clean of America, Inc., a Nevada corporation (the "Company") and Richard Kandel, an individual (the "Executive").

     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated October, 1999 (the "Original Agreement"); and

     WHEREAS, the Company and the Executive desire to amend and restate the Original Agreement and this Amended and Restated Employment Agreement will supercede the Original Agreement and upon the execution hereof shall represent the sole employment agreement between the Company and Executive;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     1.   Employment, Duties and Acceptance.

          1.1      Tile; Capacity:  Commencing on the Effective Date, the
                   --------------
Company shall employ Executive as its Chief Executive Officer ("CEO"). All of Executive's powers and authority in any capacity shall at all times be subject to the direction and control of the Company's Board of Directors.

          1.2      Duties:  The Board may assign to Executive such management
                   ------
and supervisory responsibilities and executive duties for the Company or any subsidiary of the Company as are consistent with Executive's status as CEO. The Company and Executive acknowledge that Executive's primary functions and duties as CEO shall be the general supervision of the creation, expansion and operation of the Company and its subsidiaries and divisions. Commencing on the Effective Date and through the term of this Agreement, Executive also shall be nominated for election as a director of the Company and, if so elected by the stockholders of the Company, Executive shall be obligated to serve as a director.

          1.3      Terms of Employment:  Executive accepts such employment and
                   -------------------
agrees to devote his business time, energy and attention to the performance of his duties hereunder beginning on the Effective Date. Nothing herein shall be construed as preventing Executive from making and supervising personal investments, provided they will not (i) require any substantial services on his part in the operation of the affairs of the companies in which such investments are made, (ii) interfere with the performance of Executive's duties hereunder or
(iii) violate the provisions of paragraph 5.4 hereof.

     2.   Compensation and Benefits.
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          2.1      Signing Bonus: Upon the Execution of this Agreement,
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Executive shall be paid a lump sum, cash bonus of $100,000.  This signing bonus is being paid in order to entice Executive to agree to and enter into this Agreement, including, but not limited to, the provisions in Section 5.4.

          2.2      Annual Salary:  The Company shall compensate the Executive
                   -------------
for services rendered by the Executive hereunder at the per annum rate of (i) One Hundred Thousand Dollars ($100,000) from the Effective Date through the year ending December 31, 2001, and (ii) Two Hundred Fifty Thousand dollars ($250,000) from January 1, 2002 through the end of the Full Term Date, as defined in Paragraph 3.1 below.

          2.3 In addition to the compensation provided in Section 2.2 above, the Company agrees to pay Executive a bonus payment during the calendar year 2001 in the amount of $100,000 upon the occurrence of any one of the following events:

                   (a) a "Change in Control" of the Company, as defined in paragraph 3.6.

                   (b) the Company listing of its shares of stock on NASDAQ, a comparable inter-dealer automated quotation system or a recognized exchange; or

                   (c) the completion of any secondary offering by the Company.

          2.4      Insurance: Commencing on the Effective Date, Executive shall
                   ---------
be entitled to such medical, life, disability and other benefits as are generally afforded to other senior executives of the Company, subject to applicable waiting periods and other conditions.

          2.5      Vacation:  Executive shall be entitled to three weeks of
                   --------
vacation in each calendar year and to a reasonable number of other days off for religious and personal reasons.

          2.6      Reimbursement of Expenses:  Commencing on the Effective Date,
                   -------------------------
the Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses and approved in accordance with customary procedures.

          2.7      Automobile Expense:  Executive shall maintain a suitable
                   ------------------
automobile for business use. The Company shall reimburse Executive for the cost of leasing such automobile and for all other costs associated with the use of the vehicle, including insurance costs, repairs and maintenance (such lease and all other costs not to exceed $1500.00 per month in the aggregate). These reimbursements shall be considered taxable income to Executive except to the extent that it is documented to have been used by him for business purposes. The Company shall also have the option of directly leasing such vehicle for the Executive.

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     3.   Term and Termination.

     3.1  Term: The term of Executive's employment shall commence on the
          ----
Effective Date and shall continue through the fifth anniversary of the Effective Date (the "Full Term Date"), unless sooner terminated as herein provided. The Employment Period shall automatically renew for one year unless prior to the end of the five-year term, or any renewal periods, either the Company or the Executive provides notice to the other party to this Agreement of its intention not to exceed the Employment Period beyond the then current five-year term or one-year renewal term, as the case may be. Any notice given pursuant to this Section shall be provided in accordance with the terms of Section 6.1 hereof and shall be provided not later than 90 days prior to the end of such five-year term or one-year renewal period, as the case may be.


          3.2      Death:  Executive's employment hereunder shall terminate on
                   -----
the date of his death, in which case the Company shall pay to the legal representative of Executive's estate (i) the base salary due Executive pursuant to paragraph 2.1 hereof through twelve (12) months after the date of Executive's death, (ii) all earned and previously approved but unpaid bonuses, (iii) all valid expense reimbursements through the date of the termination of this Agreement, and (iv) all accrued but unused vacation pay.

          3.3      Disability: The Company, by notice to Executive, may
                   ----------
terminate Executive's employment hereunder if Executive shall fail because of illness or incapacity to render, for six consecutive months, services of the character contemplated by this Agreement. Notwithstanding such termination, the Company shall pay to Executive (i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of such notice, less any amount Executive receives for such period from any Company-sponsored or Company-paid source of insurance, disability compensation or government program, (ii) all earned and previously approved but unpaid bonuses, (iii) all valid expense reimbursements through the date of the termination of this Agreement, and (iv) all accrued but unused vacation pay.

          3.4      Termination for Cause: The Company, by notice to Executive,
                   ---------------------
may terminate Executive's employment hereunder for cause. As used herein, "Cause" shall mean: (a) the refusal or failure by Executive to carry out specific directions of the Board which are of a material nature and consistent with his status as CEO, or the refusal or failure by Executive to perform a material part of Executive's duties hereunder; (b) the commission by Executive of a material breach of any of the provisions of this Agreement; (c) fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (d) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "Cause" for termination shall be deemed to exist with respect to Executive's acts described in clauses (a) or (b) above, unless the Company shall have given written notice to Executive specifying the "Cause" with reasonable particularity and, within thirty calendar days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such "Cause;" provided,
                                                                      --------
however, that a repeated breach after notice and cure of any provision of
- -------
clauses (a) or

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(b) above involving the same or substantially similar actions or conduct, shall be grounds for termination for "Cause" without any additional notice from the Company.

          3.5      Resignation as Director: If Executive's employment hereunder
                   -----------------------
is terminated for any reason, then Executive shall, at the Company's request, resign as a director of the Company and all of its subsidiaries, effective upon the occurrence of such termination.

          3.6      Termination by Executive for Good Reason:  The Executive, by
                   ----------------------------------------
notice to the Company, may terminate Executive's employment hereunder if a "Good Reason" exists. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's prior consent (either written or demonstrated through his affirmative vote as a member of the Board of Directors or any of the following): (a) a substantial and material adverse change in the nature of Executive's title, duties or responsibilities with the Company that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) the commission by the Company of a material breach of any of the provisions of this Agreement, (c) the relocation of Executive by the Company to any location other than Hicksville, New York, whether temporary or permanent, without the prior written consent of Executive, and (d) a "Change of Control" of the Company, as defined below.

          Notwithstanding the foregoing, no Good Reason shall be deemed to exist with respect to the Company's acts described in clauses (a) or (b) above, unless the Executive shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within thirty calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (a) or (b) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from the Executive.

          For purposes of this Agreement, a "Change in Control" of the Company shall mean any of the following: (1) the merger, consolidation or sale of substantially all of the assets of the Company, (2) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than any "person" who on the date hereof is a director or officer of the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of representing 15% or more of the combined voting power of the Company's then outstanding securities, or (2) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

          3.7      Severance Payment:  In the event that Executive terminates
                   -----------------
his employment hereunder for "Good Reason," pursuant to the provisions of paragraph 3.6, or the Company terminates his employment hereunder without "Cause," as defined in paragraph 3.4, the Company shall make a lump sum payment to Executive (or in the case of his death, the legal representative of Executive's estate or such other person or persons as Executive shall have

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designated by written notice to the Company), equal to the then present value of all payments required under Section 2 hereof through the then remaining term of this Agreement (the "Severance Payment"); provided, however, that if the
                                          --------  -------
remaining term of this Agreement is less than twelve (12) months, then the Severance Payment shall be equal to the then present value of all payments required under Section 2 hereof through a twelve (12) month period. In addition, there shall be no obligation of Executive to mitigate his damages and seek employment following the termination of Executive's employment in order to receive the Severance Payment hereunder.

     4.   Executive Indemnity

          The Company agrees to indemnify Executive and hold Executive harmless against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities (other than settlements to which the Company does not consent, which consent shall not be unreasonably withheld) (collectively, "Losses") reasonably incurred by Executive in connection with any claim, action, proceeding or investigation brought against or involving Executive with respect to, arising out of or in any way relating to Executive's employment with the Company or Executive's service as a director of the Company; provided, however, that the Company shall not be required to indemnify Executive
- --------  -------
for Losses incurred as a result of Executive's intentional misconduct or gross negligence (other than matters where Executive acted in good faith and in a manner he reasonably believed to be in and not opposed to the Company's best interests). Executive shall promptly notify the Company of any claim, action, proceeding or investigation under this paragraph and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Executive shall have the right to employ counsel to represent him (at the Company's expense) if Company counsel would have a "conflict of interest" in representing both the Company and Executive. The Company shall not settle or compromise any claim, action, proceeding or investigation without Executive's consent, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required if the settlement entails only the payment of money and the Company fully indemnifies Executive in connection therewith. The Company further agrees to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the Executive in connection with any such claim, action, proceeding or investigation, provided Executive first enters into an appropriate agreement for repayment of such advances if indemnification is found not to have been available.

     5.   Protection of Confidential Information; Non-Competition.

          5.1      Confidential Information:  Executive acknowledges that:
                   ------------------------

                   (a) As a result of Executive's employment with the Company, he has obtained and will obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in Sections 5 and 6 as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information").

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                   (b) The Company will suffer substantial damage which will be difficult to compute if, during the term of this Agreement or thereafter, Executive should enter a business competitive with the Company, or divulge Confidential Information, or breach his obligations under Section 6.

                   (c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

          5.2      Non-disclosure of Confidential Information: Executive agrees
                   ------------------------------------------
that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his role as consultant to or employment with the Company, except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and
(b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

          5.3      Return of Company Property: Upon termination of his
                   --------------------------
employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Company.

          5.4      Non-competition: During the period commencing on the date
                   ---------------
hereof and ending on the Non-Competition Termination Date (as hereafter defined), Executive, without the prior written permission of the Company, shall not, anywhere in the world, (i) be employed by, or render any services to, any person, firm or corporation engaged in any business which is directly in competition with the Company in the janitorial and sanitation supply distribution business ("Competitive Business"); (ii) engage in any Competitive Business for his or its own account; (iii) be associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. Notwithstanding the foregoing, this provision shall not preclude Executive from investing his personal assets in the

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

securities of any corporation or other business entity which is engaged in a Competitive Business if such ownership is in compliance with the requirements set forth in the last sentence of Section 1.3 hereof, such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

          The "Non-Competition Termination Date" shall be the sixth anniversary of the Effective Date; provided, however, that if this Agreement is terminated
                       --------  -------
for "Good Reason" by Executive or the Company without "Cause," the Non-Competition Termination Date shall be the earlier of the one-year anniversary of such termination and the fifth anniversary of the Effective Date.

          5.5      Remedies: If Executive commits a breach, or threatens to
                   --------
commit a breach, of any of the provisions of Sections 5.2, 5.4 or 6, the Company shall have the right and remedy:

                   (a) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                   (b) to require Executive to account for and pay over to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of Sections 5.2, 5.4 or 6, and Executive hereby agrees to account for and pay over such damages to the Company.

                   Each of the rights and remedies enumerated in this Section
5.5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

                   In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

          5.6      Modification by Tribunal:  If any provision of Sections 5.2
                   ------------------------
or 5.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

          5.7      Survival:  The provisions of this paragraph 5 shall survive
                   --------
the termination of this Agreement for any reason.

     6.   Miscellaneous Provisions.

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          6.1      Notice: All notices and other communications given or made
                   ------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by nationally recognized overnight courier, by certified mail or facsimile to the parties at the following addresses and numbers (or at such other address or number for a party as shall be specified by like notice, except that notices of changes of address or number shall be effective upon receipt):

          If to Executive:

              Richard Kandel
              211 Park Avenue
              Hicksville, New York 11801

          If to the Company:

              Enviro-Clean of America, Inc.
              1023 Morales
              San Antonio, Texas, 78207
              Attn:  Randall K. Davis, President

          With a copy to (which shall not serve as notice):

              Akin, Gump, Strauss, Hauer & Feld L.L.P.
              300 Convent
              San Antonio, Texas 78205
              Attn:  William Alberts, Esq.

          6.2      Entire Agreement:  This Agreement sets forth the entire
                   ----------------
agreement of the parties relating to the employment of Executive and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

          6.3      Governing Law and Jurisdiction:  This Agreement shall be
                   ------------------------------
governed by and construed under the law of the State of Texas, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. Each of the parties (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any local, state or federal court sitting in San Antonio, Texas, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of any state or federal court sitting in San Antonio, Texas, in any such suit, action or proceeding. Each of the parties further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in any state or federal court sitting in San Antonio, Texas, and agrees that service of process upon it mailed by certified mail

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

to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

          6.4      Successors and Assigns: This Agreement shall inure to the
                   ----------------------
benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

          6.5      Severability:  Should any provision of this Agreement become
                   ------------
legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

          6.6      Continuing Board Attendance: If, during the term hereof,
                   ---------------------------
Executive is nominated to serve as a director of the Company but fails to be elected, he shall nonetheless be invited to attend each meeting of the Board of Directors of the Company through the remainder of the term hereof.



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                                       9

                     Signature Page to Employment Agreement


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                        ENVIRO-CLEAN OF AMERICA, INC.


                                        By: /s/ Randall K. Davis
                                           ----------------------------------
                                             Randall K. Davis, President



                                        RICHARD KANDEL

                                          /s/ Richard Kandel
                                        -------------------------------------

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